UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2019

BROADCOM INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 Ridder Park Drive, San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

(408) 433-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On June 26, 2019, following months of discussion with Broadcom Inc. (“Broadcom”), the European Commission (“Commission”) announced that it has opened proceedings against Broadcom to investigate certain contracting practices in the sale of set-top box and broadband modem products. As a part of this ongoing investigation, the Commission has informed Broadcom of its objections to provisions in specific contracts with a limited number of customers that the Commission characterizes as exclusivity-inducing, and of the Commission’s intention to adopt interim measures that would preclude Broadcom from enforcing these provisions pending the final outcome of the investigation. The interim measures, if adopted, will not preclude the continued sale by Broadcom of any products. Broadcom’s contracts with these customers would remain in force, other than the provisions at issue, and it intends to continue to support these customers going forward. Accordingly, Broadcom believes that this action will not have a material impact on its set-top box or broadband modem businesses.

Broadcom believes it complies with European competition rules and that the Commission’s concerns are without merit. Broadcom will respond to the Commission regarding its objections and proposed interim measures. Broadcom will continue to cooperate with the Commission and looks forward to discussing procedural and substantive matters with the Commission over the coming weeks and months.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, Broadcom’s intentions and beliefs with regard to the Commission proceeding and its effects on Broadcom’s business. These statements are based on the current expectations and beliefs of Broadcom’s management, and are subject to uncertainty and changes in circumstances. Actual events or results may differ materially from those statements due to changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the Broadcom’s business, many of which are outside Broadcom’s and its management’s control. For information about the factors that could cause such differences, please refer to Broadcom’s Quarterly Report on Form 10-Q for the period ended May 5, 2019, filed with the Securities and Exchange Commission, including the information set forth under the caption “Risk Factors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADCOM INC.

Date: June 26, 2019	By:	/s/ Mark D. Brazeal
	Name:	Mark D. Brazeal
	Title:	Chief Legal Officer